UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 29, 2026

TENON MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41364	45-5574718
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 Cooper Court
Los Gatos, CA	95032
(Address of principal executive offices)	(Zip Code)

(408) 649-5760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TNON	The Nasdaq Stock Market LLC
Warrants	TNONW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On June 29, 2026, Tenon Medical, Inc., a Delaware corporation (the “Company”) entered into securities purchase agreements (the “Purchase Agreements”) with investors, pursuant to which on July 1, 2026, the Company consummated a best efforts public offering (the “Offering”) of an aggregate of (i) 5,526,315 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 5,526,316 shares of Common Stock (“Pre-Funded Warrant Shares”) and (ii) common stock purchase warrants (the “Common Warrants”) to purchase up to 13,263,159 shares of Common Stock (the “Common Warrant Shares”). Each Share (or Pre-Funded Warrant in lieu thereof) and accompanying Common Warrants was sold at a combined public offering price of $0.38 per share (inclusive of the Pre-Funded Warrant exercise price of $0.001). If the Company effects a reverse stock split, the number of shares of common stock issuable under the Common Warrants prior to such reverse stock split will increase to 16,578,947.

The aggregate gross proceeds from the Offering were $4.2 million, before deducting placement agent fees and other offering expenses. The Company intends to use the net proceeds from the Offering for partial repayment of outstanding convertible notes, expansion of the commercial footprint of its product portfolio including training clinicians on current procedures, hiring additional direct sales reps, expansion of its external distribution network, continuing clinical research studies to support reimbursement and coverage efforts, funding research and development including upcoming future launches, and increases to inventory and instrumentation capacities, as well as other marketing activities, working capital and general corporate purposes.

The terms of the Purchase Agreements and the Placement Agency Agreement (defined below) prohibit the Company, with certain standard exceptions from effecting or entering into an agreement to effect any issuance by the Company of shares of Common Stock or Common Stock equivalents for a period of thirty (30) days from the closing of the Offering or entering into variable rate transactions for a period of three (3) months following the closing of the Offering; provided, however, that the Company may engage in an “at the market” offering thirty (30) days following the closing of the Offering.

The foregoing does not purport to be a complete description of the Purchase Agreement, and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Placement Agency Agreement

Also, in connection with the Offering, on June 29, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with WallachBeth Capital, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a “best efforts” basis in connection with the Offering. The Company paid the Placement Agent a cash fee equal to 6.5% of the gross proceeds raised in the Offering, a non-accountable expense allowance of 1% of the gross proceeds, and reimbursed the Placement Agent up to $65,000 for its accountable expenses in connection with the Offering. In addition, the Company issued to the Placement Agent warrants to purchase 331,579 shares of Common Stock, equal to 3% of the aggregate number of shares sold in the Offering, at an exercise price equal to 120% of the public offering price per share (the “Placement Agent Warrants”).

The Placement Agency Agreement and the Purchase Agreement each contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Placement Agent, or the purchasers in the Offering, as the case may be, other obligations of the parties and termination provisions. In addition, pursuant to the terms of the Placement Agency Agreement, the Company’s executive officers and directors have entered into lock-up agreements providing that, for a period of sixty (60) days from the closing of the Offering, each of these persons may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company’s securities without the prior written consent of the Placement Agent.

The Placement Agency Agreement also includes the thirty (30) day standstill and the variable rate transaction restriction described above.

The foregoing does not purport to be a complete description of the Placement Agency Agreement, and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Securities Offered

Each Common Warrant is immediately exercisable for one share of Common Stock at an exercise price of $0.38 per share and will expire on the fifth (5th) anniversary of the initial exercise date. Each Purchaser received Common Warrants to purchase that number of shares of Common Stock equal to 120% of the number of Shares purchased by such Purchaser. The exercise price of the Common Warrants and number of Common Warrant Shares will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.

Each Pre-Funded Warrant is immediately exercisable for one share of Common Stock at an exercise price of $0.001 per share and will remain exercisable until the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants may be exercised on a cashless basis at any time.

A holder of the Common Warrants or Pre-Funded Warrants (together with its affiliates) may not exercise any portion of such warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder’s warrants up to 9.99% of the number of the Company’s shares of Common Stock outstanding immediately after giving effect to the exercise.

The Shares, the Pre-Funded Warrants, the Common Warrants, and the Pre-Funded Warrant Shares were offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333-296952), as amended, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) that became effective on June 29, 2026, and the Registration Statement on Form S-1MEF (File No. 333-297142).

The foregoing does not purport to be a complete description of each of the Common Warrants and Pre-Funded Warrants and is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

The Company issued a press release announcing the pricing of the Offering on June 30, 2026. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

The Company issued a press release announcing the closing of the Offering on July 1, 2026. A copy of the press release is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Placement Agency Agreement, dated as of June 29, 2026, by and between Tenon Medical, Inc. and WallachBeth Capital, LLC
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Placement Agent Warrant
10.1	Form of Securities Purchase Agreement
99.1	Pricing Press Release dated June 30, 2026
99.2	Closing Press Release dated July 1, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2026	TENON MEDICAL, INC.

	By:	/s/ Steven M. Foster
	Name:	Steven M. Foster
	Title:	Chief Executive Officer and President

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